Exhibit 99.1

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports Financial Results for First Quarter of Fiscal 2007

CUPERTINO, Calif., Feb. 22, 2007 — Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fiscal first quarter, ended Jan. 31, 2007.

First quarter revenue was $165 million, an 18 percent decline from the prior quarter revenue of $202 million and a 3 percent decline from $170 million in the first quarter of fiscal 2006. Orders for the first quarter were $133 million, down approximately 19 percent from the prior quarter of $164 million.

On a GAAP basis, net income for the quarter was approximately $13 million, or $0.22 per share, compared with net income of $14 million, or $0.25 per share in the prior quarter.  Net income for the first quarter included approximately $3 million of charges related to separation and restructuring activities undertaken in connection with Verigy’s spin-off from Agilent Technologies last year. Excluding these charges related to the spin-off, non-GAAP net income was $16 million, or $0.28 per share.

“During our first quarter we continued to make progress throughout the company,” said Keith Barnes, Verigy president and chief executive officer.  “Verigy’s balanced product portfolio, focused in both SOC and memory device test, helped us continue to deliver solid results even during a cyclically soft period in the semiconductor test industry. Operationally, we met our delivery commitments, penetrated new customer accounts in each product area, and achieved new design verification and production wins. We delivered good financial results in the quarter, and believe this is a validation that our focused operating model works.”

“Verigy exceeded the high range of our guidance for revenue and earnings per share on both a GAAP and non-GAAP basis,” added Bob Nikl, Verigy chief financial officer. “Despite the soft environment, we delivered strong bottom line performance. We maintained tight management of our working capital and exited the quarter debt-free with a cash balance of $300 million.”

Outlook for Q2 2007

For the fiscal second quarter ending Apr. 30, 2007, the company provided the following guidance:

•                  Revenue is expected to be in the range of $170 to $180 million.

•                  GAAP net income is expected to be in the range of $17 to $20 million, or $0.28 to $0.33 per share, including approximately $3.0 to $3.5 million of share-based compensation expense.

•                  On a non-GAAP basis, the company expects to report net income of $19 to $22 million, or $0.32 to $0.37 per share. To reconcile second quarter GAAP and non-GAAP net income and earnings per share, the company expects to exclude $2.0 to $2.5 million of charges related to separation and restructuring from the GAAP results.

Conference Call and Webcast

Verigy’s management will present more details on its first quarter of fiscal year 2007 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q1 Fiscal Year 2007 Verigy Earnings Conference Call” in the “Events & Presentations” section. The webcast will remain available on the company’s Web site for seven days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through March 1, 2007. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 15327412.

About Verigy

Verigy designs, develops, manufactures, sells and services advanced test systems and solutions for the memory and system-on-chip segments of the semiconductor industry. Verigy’s scalable platform systems are used by leading semiconductor companies worldwide in design validation, characterization, and high volume manufacturing test. Formerly part of Agilent Technologies, the company began doing business as Verigy on June 1, 2006 and completed its initial public offering on June 13, 2006. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements regarding Verigy’s revenue and earnings, guidance for the second quarter and other statements that express the company’s expectations, beliefs, plans and forecasts. These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events.  These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.  Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended October 31, 2006.  The forward-looking statements, including guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Our management uses non-GAAP measures to evaluate the operating performance of the company. By eliminating the separation and restructuring charges associated with Verigy’s spin-off from Agilent Technologies, management believes it is better able to assess the operating performance of the business.  Since management finds the non-GAAP information to be useful, we believe that our investors also benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results.  This information also facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.  A reconciliation between our GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.

VERIGY LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2007	2006
Orders:	$133	$176

Net revenue:
Products	$128	$143
Services	37	27
Total net revenue	165	170

Cost of sales
Cost of products *	69	74
Cost of services *	25	24
Total cost of sales	94	98

Operating expenses
Research and development *	23	25
Selling, general and administrative *	34	37
Restructuring charges	—	6
Separation costs	2	15
Total operating expenses	59	83

Income (loss) from operations	12	(11)
Other income, net	3	—

Income (loss) before taxes	15	(11)
Provision for taxes	2	5

Net income (loss)	$13	$(16)

Net income (loss) per share- basic:	$0.22	$(0.32)

Net income (loss) per share- diluted:	$0.22	$(0.32)

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	58,768	50,000
Diluted	59,099	50,000

* Share-based compensation expense by function:
Cost of products	$0.4	$0.5
Cost of services	$0.2	$—
Research and development	$0.5	$0.5
Selling, general and administrative	$2.6	$3.0

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VERIGY LTD.

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

(Unaudited)

	January 31,	October 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$300	$300
Trade accounts receivable, net	71	108
Receivables from Agilent	—	8
Inventory	90	87
Other current assets	49	48
Total current assets	510	551

Property, plant and equipment, net	44	44
Goodwill	18	18
Other long-term assets	58	61
Total assets	$630	$674

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$55	$75
Payables to Agilent	12	37
Employee compensation and benefits	35	43
Deferred revenue, current	63	58
Income and other taxes payable	9	23
Other current liabilities	15	15
Total current liabilities	189	251

Long-term liabilities	33	34
Total liabilities	222	285

Commitments and contingencies

Shareholders’ equity
Ordinary shares, no par value, 58,844,633 issued and outstanding at January 31, 2007
Additional paid in capital	365	358
Retained earnings	47	34
Accumulated other comprehensive loss	(4)	(3)
Total shareholders’ equity	408	389
Total liabilities and shareholders’ equity	$630	$674

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VERIGY LTD.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended								Year-to-Date Ended
	October 31, 2007	EPS	July 31, 2007	EPS	April 30, 2007	EPS	January 31, 2007	EPS	2007	EPS

GAAP net income	$—	$—	$—	$—	$—	$—	$13	$0.22	$13	$0.22
Non-GAAP adjustments:
Restructuring charges in cost of sales	—	—	—	—	—	—	1.1	0.02	1.1	0.02
Restructuring charges in operating expenses	—	—	—	—	—	—	—	—	—	—
Separation related costs in cost of sales	—	—	—	—	—	—	0.2	—	0.2	—
Separation related costs in operating expenses	—	—	—	—	—	—	2.0	0.04	2.0	0.04
Other	—	—	—	—	—	—	—	—	—	—
Non-GAAP net income	$—	$—	$—	$—	$—	$—	$16	$0.28	$16	$0.28

	Three Months Ended								Twelve Months Ended
	October 31, 2006	EPS	July 31, 2006	EPS	April 30, 2006	EPS	January 31, 2006	EPS	2006	EPS
GAAP net income (loss)	$14	$0.25	$13	$0.23	$(11)	(0.22)	$(16)	(0.32)	$—	$—
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.2	0.03	2.2	0.04	2.4	0.05	0.9	0.02	7.7	0.14
Restructuring charges in operating expenses	0.9	0.01	1.6	0.03	8.0	0.16	6.0	0.12	16.5	0.31
Separation related costs in cost of sales	1.0	0.02	—	—	3.7	0.07	—	—	4.7	0.09
Separation related costs in operating expenses	12.6	0.21	20.9	0.38	20.0	0.40	15.0	0.30	68.5	1.28
Other	—	—	—	—	(0.7)	(0.01)	—	—	(0.7)	(0.01)
Non-GAAP net income	$31	$0.52	$38	$0.68	$22	$0.45	$6	$0.12	$97	$1.81

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